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Exhibit 10.10

BOSTON EQUISERVE, L.P.
DEFERRED COMPENSATION PLAN

BOSTON EQUISERVE, L.P.
DEFERRED COMPENSATION PLAN

Table of Contents

Section		Contents
1		Definitions	1
2		Participation in the Plan	3
	2.1	Designation as Eligible Employee	3
	2.2	Commencement of Participation
	2.3	Procedure For and Effect of Admission	3
	2.4	Cessation of Participation	3
3		Plan Contributions	4
	3.1	Plan Contributions	4
	3.2	Rules Governing Contributions	4
	3.3	Distributable Benefit	5
	3.4	Forfeitures	6
4		Participant Accounts	6
	4.1	Establishment of Accounts	6
	4.2	Benefit Allocation	6
	4.3	Irrevocable Allocation	6
	4.4	Directed Adjustment of Certain Accounts	6
	4.5	Suballocation Within the Education and Fixed Period Accounts	7
	4.6	Funding Obligations of the Company	7
5		Benefits	7
	5.1	Retirement Account	7
	5.2	Education Account	8
	5.3	Fixed Period Account	9
	5.4	Postretirement Healthcare Account	9
	5.5	Additional Accounts	11
	5.6	Beneficiary Designation	11
	5.7	Tax Withholding	11
	5.8	Judicial Intervention	11
6		Administration	11
	6.1	Appointment of Administrator	11
	6.2	Administrator's Responsibilities	12
	6.3	Records and Accounts	12
	6.4	Administrator's Specific Powers and Duties	12
	6.5	Company's Responsibility to Administer	12
	6.6	Liability	12
	6.7	Payment of Expenses	12
	6.8	Indemnity of Plan Administrator	12
	6.9	Substitute Payee	13
	6.10	Trust Fund	13
7		Claims Procedure	13
	7.1	Claim	13
	7.2	Review Procedure	13
	7.3	Final Decision	13
	7.4	Satisfaction of Liability	13

i

8		Amendment and Termination	13
	8.1	Plan Amendment	13
	8.2	No Premature Distribution	14
	8.3	Termination of the Plan	14
9		Miscellaneous	14
	9.1	Supplemental Benefits	14
	9.2	Governing Law	14
	9.3	Jurisdiction	14
	9.4	No Assignment Permitted	14
	9.5	Binding Terms	14
	9.6	Spendthrift Provision	14
	9.7	Headings	14
	9.8	Rule of Interpretation	14
	9.9	Limitation of Rights	14
	9.10	Severability	15

ii

BOSTON EQUISERVE, L.P.
DEFERRED COMPENSATION PLAN

        WHEREAS, Boston EquiServe, L.P. ("Company") desires to establish a flexible benefit plan ("Plan") for a select group of management or highly-compensated employees ("Eligible Employees") which allows them to choose among alternative benefits.

        NOW THEREFORE, to effectuate its intentions, the company hereby adopts this Plan as of the 1st day of January 1995.

        This Plan shall be known as the

BOSTON EQUISERVE, L.P.
DEFERRED COMPENSATION PLAN

Section 1
Definitions

1.1
Account means a recordkeeping source from which Plan benefits are provided. The specific Accounts under this Plan are listed in Section 4.1.

1.2
Administrator or Plan Administrator means the individual or committee appointed to administer the Plan pursuant to Section 6.

1.3
Base Salary means an Eligible Employee's base salary rate or rates in effect at any time during a Plan year, including any pretax elective deferrals to any Company sponsored plan that includes amounts deferred under a Deferral Agreement or a qualified cash or deferred arrangement under Code Section 401(k) or a cafeteria plan under Code Section 125, but excluding car and travel allowances.

1.4
Beneficiary means the person, persons, trust or other entity a Participant designates by written revocable designation filed with the Administrator to receive payments in the event of his/her death.

1.5
Bonus means Compensation which is designated as such by the Company, and which relates to services performed during a performance period by an Eligible Employer in addition to his/her Base Pay.

1.6
Code means the Internal Revenue Code of 1986 as amended and as may be further amended from time to time and the Regulations thereunder.

1.7
Company means Boston EquiServe, L.P. and any successor thereto, and for purposes of determining eligibility to participate in the Plan, any affiliated company which is a member of a controlled group of corporations, within the meaning of Code Section 1563(a) with Boston EquiServe, L.P., and which adopts this Plan with consent of the Management Committee, as well any corporate partner of Boston EquiServe, L.P., owning more than twenty-five percent (25%) of its partnership interests.

1.8
Compensation means the total remuneration paid to an Eligible Employee, including Base Salary and any Bonus for any Plan Year.

1.9
Referral Agreement means a written agreement between a Participant and the Company whereby a Participant agrees to defer a portion of his/her Compensation and the Company agrees to provide benefits under the Plan.

1.10
Referral Contribution means that the amount that a Participant elects to defer from his/her Compensation, pursuant to the Deferral Agreement and as described in Section 3.1A.

1.11
Determination Date means for the Accumulation Accounts other than the Education and Fixed Period Accounts of each Participant, his/her date of death, Retirement, Disability or other termination of employment. The Determination Date means, for the Education Account of any Participant, January 1 of the year in which an Eligible Dependent of such Participant for whom the Education Account has been established attains age 18. The Determination Date means, for the Fixed Period Account of any Participant, January 1 of the Plan Year selected by the Participant for the payment of benefits from such Fixed Period Account to commence. A Participant shall not have a Determination Date or be deemed to have a termination of employment as long as he/she is deemed to be a Participant under the last paragraph of Section 2.4.

1.12
Disability means an illness or injury which meets the definition and provisions described in the Company's group long-term disability contract covering Participants.

1.13
Discretionary Contribution means the Company's contribution described in Section 3.1B.

1.14
Distributable Benefit means that portion of each Account to which the Participant, or his/her Beneficiary, is entitled upon the Determination Date, as defined in Section 3.3.

1.15
Effective Date means January 1, 1996.

1.16
Eligible Dependent means an individual who (a) is a child, grandchild, niece or nephew, or otherwise qualifies as dependent of a Participant under the Code, (b) is living at any time during an Enrollment Period in which Deferral Amounts are to be credited to an Education Account established on behalf of that individual, and (c) is either younger than (A) age 14 or (B) age 18 but for whom a subaccount was initially established pursuant to Section 5.2 prior to his/her attaining age 14.

1.17
Eligible Employee means each employee of the Company designated by the Administrator pursuant to Section 2.1 as eligible to participate in the Plan.

1.18
Enrollment Period means the period set by the Administrator which ends prior to the first day of a Plan Year and, with respect to an Eligible Employee designated as such effective as of any date other than the first day of a Plan Year, the period beginning with the date of his/her designation as an Eligible Employee, and ending no later than the date participation in the Plan commences.

1.19
Executive Committee means the five-person governing subcommittee appointed by the Board of Directors of the Company.

1.20
Investment Fund or Fund means each of the investments described in Section 4.4 which serve as a means to measure value, increases or decreases with respect to a Participant's Accounts.

1.21
Management Committee means the Management Committee appointed by the Board of Directors of the Company and charged with, inter alia, responsibility for this Plan.

1.22
Matching Contribution means the Company's contribution described in Section 3.1C.

1.23
Participant means

A.
An Eligible Employee who participates under the Plan in accordance with Sections 2 and 3.1.

B.
Each former Eligible Employee for whom an Account is maintained.

1.24
Plan means the Boston EquiServe, L.P. Deferred Compensation Plan as described in this instrument, and as may be amended from time to time.

1.25
Plan Year means the twelve (12) consecutive month period beginning on each January 1 and ending on the following December 31.

1.26
Retirement means the termination of the Participant's employment or contract with the Company for any reason other than death or Disability (i) at age 55 or (ii) if the Participant has at least ten (10) years of service with the Company, at any time after attaining age 55.

1.27
Trustee means that Trustee or any successor Trustee appointed by the Management Committee, acting pursuant to the terms of a trust created in accordance with the provisions of Section 6.10.

1.28
Valuation Date means the last day of each calendar quarter or, if the Investment Indexes designated by the Plan Administrator are valued each business day, each business day.

1.29
Years of Service means the total number of full 12 month periods that an individual has been an employee of or an independent contractor with the Company. Periods of employment with a division or affiliate of the Company as provided for in the last paragraph of Section 2.4 which begin immediately after termination of employment with the Company or end immediately before commencement of employment with the Company shall be treated as employment with the Company for purposes of this subsection.

Section 2
Participation in the Plan

2.1
Designation as Eligible Employee.    The Administrator shall from time to time specify one or more persons from a select group of management or highly compensated employees as Eligible Employees. Such specification shall be in writing, with a copy delivered to the Company and the person designated as eligible, and shall set the date as of which the person becomes eligible. An individual's designation as an Eligible Employee may be revoked at any time upon written notice of the Administrator to such individual.

2.2
Commencement of Participation.    Each Eligible Employee may elect to become a Participant on the day immediately following the expiration of the Enrollment Period coincident with or following his or her initial designation as an Eligible Employee.

2.3
Procedure For and Effect of Admission.    Each Eligible Employee who desires to participate in this Plan shall complete such forms and provide such data as are reasonably required by the Company during the applicable Enrollment Period. By becoming a Participant, an Eligible Employee shall be deemed conclusively to have assented to the provisions of this Plan and all amendments hereto.

2.4
Cessation of Participation.    A Participant shall cease to be an active Participant on the earlier of

A.
the date on which the Plan terminates.

B.
the date on which he/she ceases to be an Eligible Employee, or

C.
termination of his/her employment or contract with the Company

  A Participant who ceases to be an active Participant because of retirement, termination of status as an Eligible Employee or reassignment to a division or affiliate of the Company not covered by the Plan will be deemed a Participant as long as he/she retains a Plan Account for all purposes except with respect to the right to make contributions. For purposes of this paragraph, the term "affiliate of the Company" shall include any entity in which the Company directly or indirectly owns twenty-five percent (25%) of the voting power or value of issued and outstanding equity interests.

Section 3
Plan Contributions

3.1	A.	Deferral Contributions. Each Participant as described under Subsection 1.23A may authorize the Company to reduce his/her future Compensation by a percentage not to exceed the greater of (A) 25% of his/her Base Salary and (B) 100% of his/her Bonus less all sums required to be withheld from such Bonus under any applicable federal, state or local law or regulation, and to have a corresponding amount credited to his/her Accounts, in accordance with Section 4.2, by filing a Deferral Agreement with the Administrator during his/her initial Enrollment Period or any subsequent Enrollment Period preceding the Plan Year during which such Compensation will be earned. Such designation of a Deferral Contribution must be made by the Participant no later than December 31st of the year preceding the Plan Year for which it is effective, or no later than the day prior to the initial date of enrollment for a new Participant.

Notwithstanding the foregoing, a Participant may not make contributions to this plan during any period for which contributions must be suspended in accordance with Section 1 401(k)-1(d)(2)(iv)(B)(4) of the Income Tax Regulations as a condition of the Participant's receipt of a hardship withdrawal from any plan of the Company which includes a qualified cash or deferred arrangement under Code Section 401(k) if such a plan is maintained by the Company.
B.
Company Matching Contribution. The Company, on behalf of any Participant may, in its absolute discretion, make a Matching Contribution in an amount which it, in its sole and absolute discretion, determines as appropriate. The Company shall make such determination on an annual basis prior to the beginning of the Plan Year for which the Participant is eligible for a Company Matching Contribution. Such Matching Contribution shall be allocated to the Participant's Accumulation Accounts at such Participant's election made in accordance with Section 4.2.
C.
Company Discretionary Contribution. At its sole and absolute discretion, the Company may elect to make a Discretionary Contribution to the account of some or all of the Participants. The amount of such Discretionary Management Contribution, if any, shall be determined by the Management Committee annually. Nothing in this Plan, however, shall obligate the Company to make Discretionary Contribu- tions for the benefit of Participants in any Plan Year, and the Company expressly reserves the right to make Discretionary Contributions to such Participants in such amount or such proportions as it deems warranted or appropriate provided, however, the company shall not discriminate against any Plan Participant in making Contributions under this provision on the basis of such Participant's race, nationality, religion, gender, marital status or disability. Discretionary Contributions shall be allocated to the Participant's Accumulation Accounts at such Participant's election made in accordance with Section 4.2. Nothing in this Plan or any other agreement or document shall represent or be construed to represent an obligation or promise of the Company to make Discretionary Contributions on behalf of a Participant at any time.
3.2	Rules Governing Contributions.
	A.	Each annual election to defer is irrevocable.
B.
The amount that a Participant elects to defer shall be credited to such Participant's Accounts concurrently with the date on which the Participant is paid the nondeferred portion of the compensation which is the source of the deferral.

C.
The minimum Deferral Contribution a Participant may make for any Plan Year is two percent (2%) of his/her Compensation. If the percentage elected in accordance with Section 3.1 when applied to the sum of the Participant's Base Salary plus Bonus for the Plan Year of reference does not produce an amount at least equal to two percent (2%) of his/her Compensation, any Deferral Contributions made during such Plan Year shall be paid to the Participant in the subsequent Plan Year and shall be included in his/her taxable compensation for such Plan Year.
3.3	Distributable Benefit.
	A.	Deferral Contributions. The entire amount of the Deferral contributions and the earnings thereon shall always be a Distributable Benefit.
B.
Company Matching and Discretionary Contributions. For Participants employed by the Company subsequent to October 2, 1995, the portion of a Participant's Accounts attributable to the Company Matching and Discretionary Contributions are the earnings thereon which shall be considered a Distributable Benefit is as follows:
Years of Service	Percentage of Account that is Distributable Benefit
1 or more, but less than 2	20%
2 or more, but less than 3	40%
3 or more, but less than 4	60%
4 or more	100%

For Participants employed by the Company on or prior to October 2, 1995, the entire portion of their Accounts attributable to Company Matching and Discretionary Contributions and the earnings thereon shall always be a Distributable Benefit.
C.
Non-Service Vesting. Notwithstanding any provision contained herein to the contrary, in the event that, prior to the time that the entire amount of the Company Matching or Discretionary Contribution becomes a Distributable Benefit to such Participant:
      ii)
      a Participant dies or becomes disabled within the meaning of Section 1.12 at any time while in the employ of the Company;

      iii)
      a Participant retires in accordance with Section 1.26 above; or

      iv)
      there is a Change of Control as defined below.

      then that portion of the Company Matching or Discretionary Contribution which has not yet become a Distributable Benefit shall immediately become a Distributable Benefit to such Participant or such Participant's Beneficiary or estate, as the case may be, as of the date of such Employee's death, Disability or Retirement or the Change of Control. In addition, the Management Committee may, in its discretion, accelerate the rate or percentage at which the Account established under this Section becomes a Distributable Benefit. For purposes of this Plan, "Change of Control" shall mean:

      i)
      the purchase or other acquisition by any person, entity or group of persons of beneficial ownership of fifty (50) percent or more of the partnership interests in Company;

      ii)
      the approval by the partners of Company of the consummation of a reorganization, merger, or consolidation in each case with the result that persons who were partners of Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than fifty (50) percent of the partnership interests of the reorganized, merged or consolidated Company's then outstanding partnership interests;

      iii)
      a liquidation or dissolution of Company; or

      iv)
      the sale of all or substantially all of Company's assets.

3.4
Forfeitures.    In the event that upon the Determination Date a Participant's Distributable Benefit is less than the entire amount in his/her Accounts, as provided in Section 3.3, the portion of such Accounts in excess of the Distributable Benefit shall be applied against the Company's future obligations under the Plan.

Section 4
Participation Accounts

4.1
Establishment of Accounts.    The following Accounts shall be established with respect to each Participant:

A.
Retirement Account.

B.
Education Account.

C.
Fixed Period Account.

D.
Postretirement Health Care Account.

  The above Accounts shall be collectively known as "Accumulation Accounts."

4.2
Benefit Allocation.    Each Participant shall submit to the Plan Administrator before the close of the Enrollment Period, a written statement specifying the Participant's allocation of anticipated contributions to any one or more of his/her Accounts and the resultant benefits the Participant has elected. Each new Participant shall submit such allocation to the Plan Administrator and such allocation shall become effective within thirty (30) days following receipt of such allocation by the Plan Administrator.

4.3
Irrevocable Allocation.    A Participant may not modify, alter, amend or revoke his/her allocation for a Plan Year after such Plan Year begins. Further, amounts in one Account cannot be transferred to another Account.

4.4
Directed Adjustment of Certain Accounts.    A Participant may direct, by written instruction delivered to the Plan Administrator, that his/her Accumulation Accounts be valued as if they were invested in one or more Investment Funds designated by the Plan Administrator for such purpose. A Participant may select one or more Investment Funds in multiples of 1% of the balance in an Account, and may make a separate selection with respect to each Account. A Participant may change his/her selection of Investment Funds no more than four (4) times in one calendar year. An election shall be effective as soon as administratively possible following the date of the change and shall apply to new contributions and/or previous accumulations as the Participant specifies.

  Each Participant's Accumulation Accounts shall be valued beginning with the date on which funds transferred by the Company, in the event the Company elects to use a grantor trust to accumulate funds in accordance with the provisions of Section 6.10, are invested in the Funds designated by the Company for such purpose, such funds representing the contributions to the Plan made by or for the benefit of the Participant. Nothing in this Plan shall obligate the Company to transfer funds to a grantor trust nor shall anything contained herein be construed as obligating the Company to invest in the Funds. The valuation of each Participant's Accumulation Accounts shall be based upon the performance of the Investment Funds selected by the Participant on each Valuation Date. The fair market value of an Investment Fund shall be determined by the Plan Administrator and it shall represent the fair market value of all securities or other property held in the respective Fund. A valuation summary of a Participant's Accounts shall be prepared quarterly by the Plan Administrator.

  If any Participant fails to file a designation, he/she shall be deemed to have designated the Fund which in the opinion of the Administrator, has the least risk of loss of principal.

4.5
Suballocation Within the Education and Fixed Period Accounts.    A Participant who allocates a portion of his/her anticipated contributions to his/her Education Account, may further allocate such contributions among subaccounts established on behalf of any Eligible Dependent. A Participant can have no more than five (5) subaccounts at any one time. Further, the minimum deferral which a Participant can elect to make to any such subaccount is $500. In the absence of such suballocation, all contributions to the Participant's Education Account shall be equally allocated to the Participant's Eligible Dependents. Further, a Participant who allocates a portion of his/her anticipated contributions to his/her Fixed Period Account may further allocate such contributions between no more than two subaccounts as provided in Section 5.3B below. In the absence of such suballocation, all contributions to the Participant's Fixed Period Account shall be allocated to a single Fixed Period Account, to be distributed in accordance with Section 5.3C below. A Participant may direct the adjustment of each subaccount separately pursuant to Section 4.4.

4.6
Funding Obligations of the Company.

A.
Benefits are payable as they become due irrespective of any actual investments the Company may make to meet its obligations. Neither the Company nor any Trustee (in the event the Company elects to use a grantor trust to accumulate funds in accordance with the provisions of Section 6.10) shall be obligated to purchase or maintain any asset, and any reference to investment or Investment Funds is solely for the purpose of computing the value of benefits. To the extent a Participant or any other person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company. Neither this Plan nor any action taken pursuant to the terms of this Plan shall be considered to create a fiduciary relationship between the Company and the Participants or any other persons, or to establish a trust in which the assets are beyond the claims of any unsecured creditor of the Company.

B.
Notwithstanding any provision contained herein to the contrary, the Company expressly reserves the right to acquire life insurance policies on the lives of Participants to satisfy its obligations to pay benefits to such Participants in accordance with the terms of this Plan. As a condition of participation in the Plan, each Participant agrees to cooperate with the Company and the reputable insurance company of its choosing in applying for, obtaining and renewing such policies. In the event that the Company does acquire such pollicies, the Company alone shall have the right to exercise the incidents of ownership over such policies, including the right to designate a Beneficiary and to receive the proceeds of such policies, and no Participant nor his/her Beneficiary shall have any right in or claim against the policy on his/her life nor any of the proceeds for such policy.

Section 5
Benefits

5.1
Retirement Account

A.
If a Participant terminates his/her employment because of Retirement, the Company shall pay him/her a benefit in the form determined under Subsection B based on the value of the Distributable Benefit of his/her Retirement Account. If the Participant is deceased, the benefit shall be paid to his/her Beneficiary.

B.
The Participant may elect any one of the following forms of payment so long as the election is made in writing, delivered to the Plan Administrator, before January 1st of the calendar year preceding the calendar year in which the Participant's or Beneficiary's benefit becomes payable.

    i)
    the normal form of payment of benefits hereunder, and the form of payments to be used if no other election is made, shall be a single lump-sum distribution of the value of the Distributable Benefit of the Participant's Retirement Account.

    ii)
    A Participant or Beneficiary entitled to a benefit hereunder may elect to receive his/her Distributable Benefit in substantially equal annual installments over a period not to exceed ten (10) years. If any Beneficiary receiving such installment payments hereunder dies, leaving no further Beneficiary designated by the Beneficiary or the Participant, any remaining balance of the Distributable Benefit shall be paid to such deceased Beneficiary's estate in a single sum.

      The amount of the substantially equal payments described above shall be determined by multiplying the Participant's Retirement Account by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1).

      The amounts of the payments for each succeeding year shall be determined by multiplying the Participant's Retirement Account as of the applicable anniversary of the Determination Date by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1).

    iii)
    A Participant may receive a monthly annuity purchased with the value of the Distributable Benefit of the Participant's Retirement for the life of the Participant.

    iv)
    Notwithstanding any provision to the contrary, if the Distributable Benefit for the Participant's Retirement Account has a value of less than $10,000 at the time benefit payments are to commence, then the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible following termination.

  C.
  Commencement of Payment

  i)
  If termination of the Participant's employment shall occur as a result of the Participant's Retirement, the payment of benefits described in Subsections A and B shall be made or shall begin as soon as administratively practicable following the Participant's Retirement. Notwithstanding the foregoing, the Participant may elect before January 1st of the calendar year preceding the calendar year of retirement to have payment of benefit hereunder begin at a later date, provided that such date is not later than the first day of the second full month following the Participant's attainment of age 70.

  ii)
  If termination of the Participant's employment shall occur as a result of any reason other than such Participant's Retirement, the benefit described in Subsections A and B shall be paid in a single lump sum within ninety (90) days of the Participant's termination.

  D.
  The amount in a Participant's Retirement Account in excess of the Distributable Benefit at the time of termination of the Participant's employment shall be applied against any future obligation of the Company to other Plan Participants as soon as possible following such termination.

5.2
Education Account.

A.
On January 1 of the calendar year in which an Eligible Dependent attains age 18, the Company shall pay to the Participant a benefit, as soon after such January 1st and on each of the next three anniversaries thereof as administratively practicable in an amount determined as follows.

January 1st of Year	Percentage of Distributable Benefit in Eligible Dependent's Subaccount
1	25%
2	33 1/3%
3	50%
4	100%
  B.
  If a Participant's employment is terminated because of Disability or death and such Participant has a balance in his/her Education Account, such balance shall nevertheless be paid in accordance with the schedule set forth in Section 5.2A. If a Participant's employment is terminated voluntarily for reasons other than Disability or death and such Participant has balance in his/her Education Account, such balance shall be transferred to his/her Retirement Account and distributed to the Participant in accordance with Section 5.1.

  C.
  Notwithstanding any provision to the contrary, if the Distributable Benefit of an Eligible Dependent's subaccount has a balance of less than $10,000 on January 1 of the calendar year in which such Eligible Dependent attains age 18, then the balance shall be paid to the Participant in a single lump sum.

  D.
  The amount in a Participant's Education Account in excess of the Distributable Benefit at the time of termination of the Participant's employment shall be applied against any future obligation of the Company to other Plan Participants as soon as possible following such termination.

5.3
Fixed Period Account.

A.
A benefit equal to the lump-sum value of the Distributable Benefit in a Participant's Fixed Period Account shall be paid to him/her within ninety (90) days of January 1 of the Plan Year selected by such Participant.

B.
A Participant may establish subaccounts under his/her Fixed Period Account, with separate payment years for each such subaccount. A Participant may have a maximum of two (2) subaccounts at any time. The minimum initial deferral period for each subaccount shall be five (5) years.

C.
If a Participant's employment is terminated because of Disability or death, and the Participant has a Distributable Benefit included in the balance of his/her Fixed Period Account, such balance of his/her Distributable benefit shall nevertheless be paid in accordance with Sections 5.3A and 5.3B, as the case may be. If a Participant's employment is terminated voluntarily for reasons other than Disability or death and such Participant has a balance in his/her Fixed Period Account, such balance shall be transferred to his/her Retirement Account and distributed to the Participant in accordance with Section 5.1.

D.
The amount in a Participant's Fixed Period Account in excess of the Distributable Benefit at the time of termination of the Participant's employment shall be applied against any future obligation of the Company to other Plan Participants as soon as possible following such termination.

5.4
Postretirement Healthcare Account.

A.
Postretirement healthcare benefits hereunder shall take the form of reimbursement by the Company for Medical Expenses incurred by a Participant and his/her spouse and Eligible Dependents after such Participant has terminated his/her employment by Retirement.

  B.
  A Participant shall be entitled to benefits hereunder in an amount which does not exceed the balance of the Distributable Benefit in his/her Postretirement Healthcare Account.

  C.
  As used herein, "Medical Expense" shall mean (i) any amount paid or incurred by a Participant that is a "medical care expense" as that term is used in Section 105(b) of the Code or (ii) residential nursing home expenses, subject to Section 5.4E below. The Administrator shall determine whether any amount constitutes a Medical Expense that qualifies for reimbursement hereunder. A Medical Expense shall be considered incurred when the goods and services giving rise to such Medical Expense are provided, irrespective of when such Medical Expenses are billed.

  D.
  A Participant desiring to receive reimbursement from the Postretirement Healthcare Account shall submit a written application to an independent third party selected by the Administrator, in accordance with rules and regulations as such third party may specify. Such request for reimbursement shall state

  i)
  the amount of the Medical Expense for which the reimbursement is requested;

  ii)
  the purpose of the Medical Expense;

  iii)
  a designation of whether the Medical Expense was incurred on behalf of the Participant or the Participant's spouse or Eligible Dependent;

  iv)
  the name of the person, organization or other provider to whom the Medical Expense was or is to be paid;

  v)
  the date on which the Medical Expense was incurred; and

  vi)
  that the Participant has not been reimbursed for the Medical Expense by insurance or otherwise.

  E.
  Medical Expense reimbursement under this Plan shall be available only as excess medical coverage over and above any and all coverage obtained elsewhere. Medical Expense reimbursement shall be provided only in the event and to the extent not provided under any insurance policy or any other plan of the Company or any other employer, or under federal or state law. In the event that there is such a policy, plan or law in effect providing for such Medical Expense reimbursement in whole or in part, then to the extent of the coverage under such policy, plan or law, the Company shall be relieved of any and all liability hereunder.

  F.
  If a Participant shall die while an employee of the Company while having a balance in the Distributable Benefit of his/her Postretirement Healthcare Account, said balance shall be transferred to his/her Retirement Account and distributed to the Participant's Beneficiary in accordance with Section 5.1.

  G.
  If a Participant shall die after having terminated his/her employment with the Company and while having a balance in the Distributable Benefit of his/her Postretirement Healthcare Account, the Account shall be maintained on behalf of the Participant's surviving spouse or Eligible Dependents, if any. In the event the Participant is not survived by a spouse or Eligible Dependents, or if the Participant's surviving spouse or Eligible Dependents shall die while a balance remains in his/her Postretirement Healthcare Account, said balance shall be payable in a lump sum to Participant's estate as soon as administratively practicable.

  H.
  Notwithstanding any provision to the contrary, if at the time a Participant terminates his/her employment for

  i)
  reasons of Retirement, Disability or death, and the Distributable Benefit of such Participant's Postretirement Healthcare Account has a balance of less than $10,000, said balance shall be transferred to his/her Retirement Account and distributed to the Participant or Beneficiary, if applicable, in accordance with Section 5.1.

    ii)
    any reason other than Retirement, Disability or death, the Distributable Benefit of such Participant's Postretirement Healthcare Account shall be transferred to his/her Retirement Account and distributed to the Participant, or Beneficiary, if applicable, in accordance with Section 5.1.

  I.
  The amount in Participant's Postretirement Healthcare Account in excess of the Distributable Benefit at the time of termination of the Participant's employment shall be applied against any future obligations of the company to other Plan Participants as soon as possible following such termination.

5.5
Additional Accounts.    The Company may, at its sole and absolute discretion, establish for the benefit of the Plan Participants, such additional accounts as it deems warranted and appropriate. In the event that the Company does establish such additional accounts for the benefit of Plan Participants, funds may be allocated to the accounts for each Participant without regard to and independently of any allocation election made by such Participant. Further, the Company may make contributions to such accounts for the benefit of all Plan Participants; provided, however, the Company shall not discriminate against any Plan Participant in making Contributions under this provision on the basis of such Participant's race, nationality, religion, gender, marital status or disability. Benefits from such additional accounts shall be payable, unless otherwise provided by subsequent amendment of this Plan in accordance with Section 5.1 above.

5.6
Beneficiary Designation.

A.
Each Participant upon becoming eligible for participation in the Plan, may designate a Beneficiary to receive the benefits payable in the event of his/her death, and designate a successor Beneficiary to receive any benefits payable in the event of the death of any Beneficiary.

B.
A Participant may change his/her Beneficiary at any time. All Beneficiary designations and changes shall be made on an appropriate form as designated by the Plan Administrator and filed with the Plan Administrator.

C.
If no person shall be designated by the Participant, or if the designated Beneficiary shall not survive the Participant, payment of his/her interest shall be made to the Participant's estate.
5.7
Tax Withholding.    To the extent required by the law in effect at the time benefits are distributed pursuant to this Section 5 the Plan Administrator shall cause to be withheld any taxes required by the federal or any state or local government from payments made hereunder.

5.8
Judicial Intervention.    Notwithstanding any provision contained herein to the contrary, neither the Company, the Administrator nor the Trustee shall be obligated to make or remit any payment to any Participant or Beneficiary otherwise entitled to such payment to the extent that the Company, Plan Administrator or Trustee is prohibited from so doing by any court of law or any other judicial or administrative body or agency. In the event that such prohibition exists, such payment shall be made upon the earlier of the expiration of the order prohibiting the payment or the entry of a final order directing the Company, Plan Administrator or Trustee to make such payment.

Section 6
Administration

6.1
Appointment of Administrator.    The Company shall appoint an individual or a committee to serve as Administrator of the Plan. The Administrator may be removed by the Company at any time, and any individual may resign at any time by submitting his/her resignation in writing to the Company.

  A new Administrator shall be appointed by the Company as soon as practicable in the event of a removal or resignation. Any person so appointed shall signify his/her acceptance by filing a written acceptance with the Company.

6.2
Administrator's Responsibilities.    The Administrator is responsible for the day-to-day administration of the Plan. The Administrator may appoint other persons or entities to perform any of its fiduciary functions. Such appointment shall be made and accepted by the appointee in writing and shall be effective upon the written approval of the Company. The Administrator and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrator shall have the right to remove any such appointee from its position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

6.3
Records and Accounts.    The Administrator shall maintain or shall cause to be maintained accurate and detailed records and accounts of Participants and of their rights under the Plan, and of all deemed investments, receipts, disbursements and other transactions. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Company and by persons designated thereby.

6.4
Administrator's Specific Powers and Duties.    In addition to any powers, rights and duties set forth elsewhere in the Plan, the Administrator shall have the following powers and duties.

A.
to adopt such rules and regulations consistent with the provisions of the Plan;

B.
to enforce the Plan in accordance with its terms and any rules and regulations it establishes;

C.
to maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

D.
to construe and interpret the Plan and to resolve all questions arising under the Plan;

E.
to direct the Company or Trustee to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

F.
to be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law, and;

G.
to determine the Distributable Benefit of a Participant's Accounts.

6.5
Company's Responsibility to Administrator.    The Company shall furnish the Administrator with such data and information as it may require. The records of the Company shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, re-engagement, Years of Service, personal data, and Compensation. Participants and their Beneficiaries shall furnish to the Administrator such evidence, data or information, and execute such documents as the Administrator requests.

6.6
Liability.    Neither the Administrator nor the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to its own fraud or willful misconduct; nor shall the Company be liable to any person for such action unless attributable to gross negligence or willful misconduct on the part of a director, officer or agent of the Company.

6.7
Payment of Expenses.    All expenses of the Administrator incurred in the operation or administration of this Plan shall be paid by Company.

6.8
Indemnity of Administrator.    Company shall indemnify the Administrator or any individual who is a delegate of the Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when due to gross negligence or willful misconduct.

6.9
Substitute Payee.    If a Participant or Beneficiary entitled to receive any benefits hereunder is in his/her minority, or is, in the judgment of the Administrator legally, physically, or mentally incapable of personally receiving and receipting any distribution, the Administrator may make distributions to a legally appointed guardian or to such other person or institution as, in the judgment of the Administrator, is then maintaining or has custody of the payee.

6.10
Trust Fund.    The Management Committee reserves the right to establish, subject to the provisions of Subsection 4.6, a trust for the purpose of accumulating funds to assist the Company in satisfying its obligations under the Plan, and to appoint an individual or corporate trustee to administer and distribute said trust.

Section 7
Claims Procedure

7.1
Claim.    If a Participant, Beneficiary or his/her representative is denied all or a portion of an expected Plan benefit for any reason and the Participant, Beneficiary or his/her representative desires to dispute the decision of the Administrator, he/she must file a written notification of his/her claim with the Administrator. The Administrator shall provide the Participant or Beneficiary, within sixty (60) days of the filing of the claim in writing, sent by mail to the Participant's or Beneficiary's or representative's last known address, the following information.

A.
the specific reasons for the denial;

B.
the specific reference to the pertinent Plan provision on which the denial is based;

C.
if applicable, a description of any additional information or material necessary to perfect the claim, and an explanation of why such information or material is necessary; and

D.
an explanation of the claims review procedure and the time limitations of the review procedure applicable thereto.

7.2
Review Procedure.    A Participant or Beneficiary or his/her representative is entitled to request a review of any denial of his/her claim by the Administrator. The request for review must be submitted to the Administrator in writing within sixty (60) days of mailing of the information provided under Section 7.1 above. Absent a request for review within the sixty (60) day period, the claim will be deemed to be conclusively denied the Participant, Beneficiary or his/her representative shall be entitled to review all permanent documents and to submit issues and comments in writing. The Administrator shall provide a full and fair review of the claim and render the final decision.

7.3
Final Decision.    Within sixty (60) days of mailing of a request for review, the Administrator shall allow or deny the claim, unless special circumstances require an extension (such as for a hearing); provided, however, that in no event shall the decision be delayed beyond one hundred twenty (120) days after receipt of the request for review. The decision shall be communicated in writing to the Participant, Beneficiary or representative. The decision shall recite the facts and reasons for denial, with specific reference to the pertinent Plan provisions.

7.4
Satisfaction of Liability.    After all benefits have been distributed in full to a Participant or to his/her Beneficiary, all liability to such Participant or to his/her Beneficiary shall cease.

Section 8
Amendment and Termination

8.1
Plan Amendment.    The Plan, other than Section 8.3 below, may be amended or otherwise modified by the Management Committee, in whole or in part, either retroactively or prospectively, provided that no amendment or modification shall, with respect to contributions already credited, change the amount of contributions under Section 3.1, or lengthen the time periods for determining the Distributable Benefit under Section 3.3.

8.2
No Premature Distribution.    Subject to Section 8.3, no amendment hereto shall permit amounts accumulated prior to the amendment to be paid to a Participant or Beneficiary prior to the time he/she would otherwise be entitled thereto.

8.3
Termination of the Plan.    The Executive Committee reserves the right to terminate the Plan and/or the Deferral Agreement pertaining to any Participant at any time prior to the commencement of benefits. In the event of any such termination, the Company shall pay a benefit to the Participant, or the Beneficiary of any deceased Participant, in lieu of other benefits hereunder, equal to the entire value of such Participant's Accumulation Accounts, including the amount of the Distributable Benefit of each such Account, as well as any amount to which the Participant would otherwise not be entitled under Section 3.3.

Section 9
Miscellaneous

9.1
Supplemental Benefits.    The benefits provided for the Participants under this Plan are in addition to benefits provided by any other plan or program of the Company and, except as otherwise expressly provided herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between and Company and any Participant or any provisions contained herein.

9.2
Governing Law.    The Plan shall be governed and construed under the laws of the Commonwealth of Massachusetts.

9.3
Jurisdiction.    The courts of Massachusetts shall have exclusive jurisdiction in any or all actions arising under this Plan.

9.4
No Assignment Permitted.    No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge encumbrance or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

9.5
Binding Terms.    The terms of this Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

9.6
Spendthrift Provision.    The interest of any Participant or any Beneficiary receiving payments hereunder shall not be subject to anticipation, nor to voluntary or involuntary alienation, until distribution is actually made.

9.7
Headings.    All headings preceding the text of the several Sections hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect.

9.8
Rule of Interpretation.    Where appropriate, words in the masculine gender shall include the feminine and neuter genders.

9.9
Limitation of Rights.    Neither the establishment of the Plan or a trust agreement (in accordance with Section 6.10), nor any modification thereof, nor the creation of an Account, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary or any other person whomsoever, any legal or equitable right against the Company or the Plan Administrator unless such right shall be specifically provided for in the Plan or trust agreement or conferred by affirmative action of the Plan Administrator in accordance with the terms and provisions of the Plan, or as giving any Participant the right to be retained in the service of the Company, and all

  Participants and other agents shall remain subject to termination to the same extent as if the Plan had never been adopted.

9.10
Severability.    Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

        IN WITNESS WHEREOF, the Company hereby adopts the within Deferred Compensation Plan as of the date first above written.

ATTEST:	BOSTON EQUISERVE, L.P.
/s/ S. Cesso	By:	/s/ Sandra J. Savage

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